[LETTERHEAD OF SEIDEL SCHROEDER & CO., LLP]



                         INDEPENDENT AUDITORS' CONSENT



Community Bank of Central Texas, ssb
Smithville, Texas

We consent to the use in this Registration Statement on Form SB-2 for CBCT Bancshares, Inc., of our report of Community Bank of Central Texas, ssb, dated February 19, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.

/s/ Seidel, Schroeder & Co., LLP

Seidel, Schroeder & Co., LLP
Brenham, Texas
July 6, 2000